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                                                                    EXHIBIT 21.1

                BELLWETHER EXPLORATION COMPANY AND SUBSIDIARIES
                -----------------------------------------------


                Subsidiaries of Bellwether Exploration Company


                                                  State of
                                                Incorporation
                                                -------------

Snyder Gas Plant Venture                           Texas

West Monroe Gas Gathering Corporation              Louisiana

NGL-Torch Gas Plant Venture                        Texas

Black Hawk Oil Company                             Delaware